UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

BLOCKBUSTER INC.
(Name of Registrant as Specified In Its Charter)
GREGORY S. MEYER, CFA
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April [17], 2010

Dear Fellow Blockbuster Stockholder:

Gregory S. Meyer, CFA (“Meyer”, “we” or the "Proponent") is the beneficial owner of 620,000 shares of Class A common stock and 25,000 shares of Class B common stock of Blockbuster Inc. (“Blockbuster” or the “Company”), representing approximately 0.44% of the outstanding shares of Class A common stock of the Company. For the reasons set forth in the attached Proxy Statement, we believe that the Board of Directors of the Company (the "Board") has not acted in the best interests of its stockholders.  Specifically, we believe the Board lacks sufficient expertise and alignment of interests with shareholders which has led to a significant loss of shareholder value over the past several years. We believe the overall strength of the Board would be improved with the addition to the Board of Gregory S. Meyer, CFA. We are therefore seeking your support at the annual meeting of stockholders of the Company (the "Annual Meeting") scheduled to be held on May 26, 2010 at 10:00 a.m. Central Standard Time and at any adjournments, postponements or continuations thereof at 1201 Elm Street, 42nd Floor, Dallas, Texas 75270 for the following:

1.	To elect Gregory S. Meyer, CFA to the Company's Board of Directors instead of James W. Crystal and to elect six other nominees for a one-year term ending in 2011;

2.	To [ ] the following advisory (non-binding) resolution:

RESOLVED, that the stockholders hereby ratify the compensation of the named executive officers set forth in the Summary Compensation Table and the accompanying narrative disclosure in this proxy statement of material factors provided to understand the Summary Compensation Table (but excluding the Compensation Discussion & Analysis).

3.	To ratify the appointment of PriceWaterhouseCoopers LLP to serve as independent accountants for fiscal 2010;

4.
To [  ] an amendment to Blockbuster’s second amended and restated certificate of incorporation, as amended, to (a) effect the conversion of each outstanding share of Class B common stock into one share of Class A common stock and rename the Class A common stock as “common stock;” (b) eliminate provisions relating to the Class B common stock and Blockbuster’s dual class common stock structure, and (c) effect a reverse stock split of Blockbuster’s issued and outstanding common stock at an exchange ratio that will be within a range of 1-for-15 and 1-for-25 and that will be determined by Blockbuster’s Board of Directors; and

5.	To consider such other matters, if any, as may properly come before the Annual Meeting.

We are not seeking control of the Board. Rather, we are seeking one (1) out of seven (7) seats on the Board to ensure that the interests of the stockholders, the true owners of the Company, are vigorously represented in the boardroom by truly qualified and independent representatives. Through the attached Proxy Statement, we are soliciting proxies to elect not only Gregory S. Meyer, CFA as a director, but also the candidates who have been nominated by the Company other than James W. Crystal. This gives stockholders the ability to vote for the total number of directors up for election at the Annual Meeting. The names, backgrounds and qualifications of the Company's nominees, and other information about them, can be found in the Company's proxy statement. There is no assurance that any of the Company's nominees will serve as directors if our nominee is elected.

We urge you to carefully consider the information contained in the attached Proxy Statement and then to support our efforts by signing, dating and returning the enclosed GOLD proxy card today.

If you have already voted a proxy card furnished by the Company's management, you have every right to change your vote by signing, dating and returning a later dated proxy.

Under new Securities and Exchange Commission rules, you are receiving this notice that this Proxy Statement is available on the Internet. This Proxy Statement and the GOLD proxy card are available at www.proxyvote.com.

If you have any questions or require any assistance with your vote, please contact D.F. King & Co., Inc. which is assisting us, at its address and toll-free number listed on the following page.

Thank you for your support.
GREGORY S. MEYER, CFA
By:	__________________________ Name: Gregory S. Meyer, CFA

If you have any questions or require any assistance in executing or delivering your GOLD proxy or voting by telephone or via the Internet, please call our proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor, New York, NY 10005
Toll-Free: (800) 848-3416

2010 ANNUAL MEETING OF STOCKHOLDERS
OF
BLOCKBUSTER INC.

PROXY STATEMENT
OF
GREGORY S. MEYER, CFA

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

Gregory S. Meyer, CFA (“Meyer”, “we” or the "Proponent") is a stockholder of Blockbuster Inc., a Delaware corporation ("Blockbuster" or the "Company"). We believe that the Board of Directors of the Company ("the Board") has not acted in the best interests of its stockholders.  Specifically, we believe the Board lacks sufficient expertise and alignment of interests with shareholders which has led to a significant loss of shareholder value over the past several years.  We believe the overall strength of the Board would be improved by the addition to the Board of Gregory S. Meyer, CFA. We are therefore seeking your support at the annual meeting of stockholders of the Company (the "Annual Meeting") scheduled to be held on May 26, 2010 at 10:00 a.m. Central Standard Time and at any adjournments, postponements or continuations thereof at 1201 Elm Street, 42nd Floor, Dallas, Texas 75270 for the following:

1.	To elect Gregory S. Meyer, CFA to the Company's Board of Directors instead of James W. Crystal and to elect six other nominees for a one-year term ending in 2011;

2.	To [ ] the following advisory (non-binding) resolution:

RESOLVED, that the stockholders hereby ratify the compensation of the named executive officers set forth in the Summary Compensation Table and the accompanying narrative disclosure in this proxy statement of material factors provided to understand the Summary Compensation Table (but excluding the Compensation Discussion & Analysis).

3.	To ratify the appointment of PriceWaterhouseCoopers LLP to serve as independent accountants for fiscal 2010;

4.
To [  ] an amendment to Blockbuster’s second amended and restated certificate of incorporation, as amended, to (a) effect the conversion of each outstanding share of Class B common stock into one share of Class A common stock and rename the Class A common stock as “common stock;” (b) eliminate provisions relating to the Class B common stock and Blockbuster’s dual class common stock structure, and (c) effect a reverse stock split of Blockbuster’s issued and outstanding common stock at an exchange ratio that will be within a range of 1-for-15 and 1-for-25 and that will be determined by Blockbuster’s Board of Directors; and

5.	To consider such other matters, if any, as may properly come before the Annual Meeting.

This Proxy Statement is soliciting proxies to elect not only Mr. Meyer, but also the candidates who have been nominated by the Company other than James W. Crystal. This gives stockholders who wish to vote for Mr. Meyer the ability to vote for seven (7) nominees in total.

As of April [17], 2010, the approximate date on which this Proxy Statement and the enclosed GOLD proxy card are first being distributed to stockholders, Mr. Meyer is the beneficial owner of 620,000 shares of Class A common stock and 25,000 shares of Class B common stock of Blockbuster Inc. (“Blockbuster” or the “Company”), representing approximately 0.44% of the issued and outstanding shares of Class A common stock of the Company.

The Company has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as April 2, 2010 (the "Record Date"). The mailing address of the principal executive offices of the Company is 1201 Elm Street, Dallas, Texas 75270. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were  142,451,398 shares of Class A common stock and 72,000,000 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting. We intend to vote all of our Shares which are entitled to vote FOR the election of Mr. Meyer and the candidates who have been nominated by the Company other than James W. Crystal.

This proxy statement (this "Proxy Statement") and the enclosed GOLD proxy card are first being furnished to stockholders on or about April [17], 2009.

THIS SOLICITATION IS BEING MADE BY GREGORY S. MEYER AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY. THE PROPONENT IS  NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. SHOULD OTHER MATTERS, WHICH THE PROPONENT IS NOT AWARE OF IN A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

WE URGE YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF MR. MEYER.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY BLOCKBUSTER’S MANAGEMENT TO THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF MR. MEYER AND THE CANDIDATES WHO HAVE BEEN NOMINATED BY THE COMPANY OTHER THAN JAMES W. CRYSTAL BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO GREGORY S. MEYER C/O D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NY 10005 OR TO THE SECRETARY OF BLOCKBUSTER, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

Under new Securities and Exchange Commission rules, you are receiving this notice that this Proxy Statement is available on the Internet. This Proxy Statement and the GOLD proxy card are available at www.proxyvote.com.

IMPORTANT

Your vote is important, no matter how few Shares you own. We urge you to sign, date and return the enclosed GOLD proxy card today to vote FOR the election of Mr. Meyer.

-
If your Shares are registered in your own name, please sign and date the enclosedGOLD proxy card and return it to Gregory S. Meyer c/o D.F. King & Co., Inc. 48 Wall Street, 22nd Floor, New York, NY 10005 in the enclosed envelope today.

-
If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with aGOLD voting form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative to vote for Mr. Meyer. Your broker cannot vote your Shares for Mr. Meyer on your behalf without your instructions.

-
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the Company's proxy card marked "withhold" as a protest against the management nominated directors, it will revoke any proxy card you may have previously sent to D.F. King & Co., Inc. Remember, you can vote for Mr. Meyer only on our GOLD proxy card. So please make certain that the latest dated proxy card you return is the GOLD proxy card.

If you have any questions or require any assistance in executing or delivering your GOLD proxy or voting by telephone or via the Internet, please call our proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor, New York, NY 10005
Toll-Free: (800) 848-3416
Banks and Brokerage Firms Call Collect: (212) 269-5550

REASONS FOR THE SOLICITATION

We are concerned about the future of Blockbuster and the ability of the incumbent Board to stabilize the Company, position it for future growth, and increase shareholder value.  We believe the incumbent Board has presided over a massive destruction of shareholder value that should not go unrecognized.   In particular, we remain concerned with the misalignment of the current Board’s interests with those of the Company’s shareholders and the lack of certain core competencies and relevant experience on the Board to today’s rapidly evolving home entertainment industry.  We believe that the election of a truly independent director with a fresh perspective and highly relevant industry experience will significantly enhance the ability of the Company's stockholders to regain lost stockholder value and create future gains.

Lack of Alignment of Current Board with Shareholders
Mr. Meyer owns more shares of Blockbuster than any non-management director and more shares than any executive of the Company with the exception of CEO and Chairman Jim Keyes.  Further, in contrast to Mr. Meyer, who purchased all of the shares he owns in the open market with his own money, the incumbent non-management directors have a shockingly low share ownership, even though each director has been awarded thousands of shares each year he/she has served on the Board.  In our opinion, the current directors’ economic incentives are not aligned with those of the Company’s shareholders.

Mr. Meyer is the beneficial owner of 620,000 shares of the Company’s Class A common stock and 25,000 shares of the Company’s Class B commons stock.  Mr. Meyer invested in Blockbuster because of its historically dominant market share position, strong brand awareness, and a belief that the multi-channel distribution strategy advocated by Blockbuster CEO and Chairman Jim Keyes had the potential to be successful if executed properly.  We believe the CEO should be supported by a well-informed and strategically minded Board that understands the rapidly evolving home entertainment industry.  Mr. Meyer intends to work constructively with current management by providing important strategic insight, guidance, support and monitoring in a manner only one with a significant stake and relevant industry know-how can provide.  We believe Blockbuster shareholders and management deserve a better, more effective Board.

A Discussion of James W. Crystal, the director Mr. Meyer seeks to replace
As discussed in more detail below, we believe that James W. Crystal epitomizes what is wrong with Blockbuster’s board today, including:  low share ownership, lack of relevant experience/understanding of the Company’s core business, and lack of focus due to overboarding.

Alignment of Interests/Share Ownership
On a Board that is notable for the low stock ownership of its non-management directors, Mr. Crystal is notable for holding the lowest number of shares of Blockbuster among all the directors.  According to the Company’s preliminary proxy statement filed April 6, 2010, Mr. Crystal owns just 143,689 shares of Blockbuster’s Class A Common Stock,  representing less than 0.1% of the outstanding Class A Common Stock.  He owns no shares of Class B Common Stock.  Mr. Crystal owns fewer than 24% of the number of shares of Class A Common Stock owned by Mr. Meyer.  Additionally, it is worth noting that many of Mr. Crystal’s shares were the result of stock awards from the Company.  Further, every year since Mr. Crystal joined the Board, he has elected to take his director’s compensation using the minimal number of shares and the maximum amount of cash.  This would seem difficult to justify given Blockbuster’s cash-strapped position over the past few years and puts into question Mr. Crystal’s faith in the Company.

Relevant Experience
It is not clear which part of Mr. Crystal’s background provides direct, or even indirect, relevance to Blockbuster’s business.  According to Blockbuster’s preliminary proxy filing, Mr. Crystal currently serves as Chairman and Chief Executive Officer of Frank Crystal & Company, a privately owned insurance brokerage firm, and has served in such capacities since 1958.  It appears that Mr. Crystal has no experience in the video rental industry, nor even any experience in the broader home entertainment industry or retail sector.  According to the Company’s preliminary proxy statement, “Mr. Crystal provides the Board with risk assessment, risk management and financial expertise resulting from his more than 40-year career as an executive in the insurance industry.  This is particularly important to Blockbuster at the current time given that the business is facing unprecedented competitive and industry challenges.”  It is difficult to see what good Mr. Crystal’s ‘risk management’ has done for Blockbuster shareholders over the past three years given that significant market share has been lost to competitors and the value of the stock has been decimated.

By contrast, as discussed in further detail below, Mr. Meyer has spent the last eight years in the fastest growing segment of the video rental industry and was one of the pioneers in the DVD rental kiosk space which comprises one of Blockbuster key future distribution channels as it diversifies away from brick-and-mortar stores.

Overboarding = Lack of Focus
Mr. Crystal serves on more boards than any other current Blockbuster Director.  According to the Company’s preliminary proxy statement, Mr. Crystal sits on no fewer than seven (7) boards that, in addition to Blockbuster, include Frank Crystal & Company, Stewart & Stevenson, LLC, Banco di Caribe, ENNIA Caribe Holding, N.V., Auto Resources, Inc. (located in Beverly Hills, CA), and Atlantic International Insurance Co., Ltd. (located in Bermuda).

It is difficult to believe that any one individual can devote a sufficient amount of time and focus to act as an effective monitor to any company when sitting on 7 boards, let alone a company like Blockbuster that is in the midst of financial distress and a major transformation in the rapidly evolving home entertainment industry.  Mr. Crystal represents a classic example of overboarding that defies best-practice corporate governance guidelines. Blockbuster shareholders deserve a director who can dedicate the necessary amount of time and attention to providing prudent guidance to the Company during these challenging times.

Track Record
Mr. Crystal was appointed as a director of Blockbuster in February 2007 when the price of the Company’s Class A common stock was over $6.50 per share.  As of this writing, the stock trades at $.30 per share, representing a loss of over 95% of its value.  That is not an impressive track record of value creation by any standard.  By contrast, one of Blockbuster’s competitors, Netflix, was trading below $24 per share in February 2007 and trades today at $80 per share, representing a gain of over 300% during the time that Blockbuster lost 95% of its value.  Mr. Meyer believes this startling disparity of outcomes is a result of cumulative poor decisions made on behalf of the Blockbuster Board, largely due to a lack of aligned interests with the shareholders.

Judgment :  The Circuit City Offer
Stockholders should also remember that Mr. Crystal was a sitting Blockbuster director when the Company announced on April 14, 2008 that it had offered to acquire (now-defunct) Circuit City for between $6.00 and $8.00 per share in cash, subject to due diligence.  The offer was made in a letter sent to Circuit City CEO Philip Schoonover on February 17, 2008 on behalf of the Blockbuster Board of Directors, which stated that it fully supported the offer.  The Board should have been focusing on the core business of Blockbuster rather than speculating on the acquisition of other struggling retailers.  We believe it was this lack of focus and poor judgment at the Board level that contributed to the rapid loss of market share and the declining stock price of Blockbuster over the past several years.

Related Party Transactions:  Mr. Crystal’s Company is Blockbuster’s Insurance Broker
Per Blockbuster’s preliminary proxy statement, the Company has “entered into a Broker Service Agreement, effective October 1, 2009, with Frank Crystal & Company whereby Frank Crystal & Company will serve as our exclusive insurance broker of record through October 1, 2010.  Mr. Crystal is Chairman and Chief Executive Officer of Frank Crystal & Company.  We will pay Frank Crystal & Company a service fee under the Broker Service Agreement.”

The Company’s proxy statement goes on further to say that as a result of its arrangement with Frank Crystal & Company the Board has determined that ‘(1) while Mr. Crystal technically meets the heightened standards of independence applicable to audit committee members contained in Rule 10A-3 promulgated under the Exchange Act, the Board prefers that he not serve as a member of the Audit Committee due to this relationship, and (2) while Mr. Crystal meets the heightened standards of independence applicable to compensation committee members contained in Rule 16b-3 promulgated under the Exchange Act, he does not meet the heightened standards of independence applicable to compensation committee members contained in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

In other words, the Board has determined that the only committee it is comfortable with Mr. Crystal serving on is the Compensation Committee which met a total of 3 times in 2009.  Mr. Meyer will act with uncompromised independence and a total commitment to stockholder interests.

A Comparison of the Nominee Candidates:  Crystal vs. Meyer

	Gregory S. Meyer, CFA	James W. Crystal

Direct Experience in Home Entertainment Industry	YES	NO
Substantial Shares Purchased with his own money	YES	NO
Brings Fresh Perspective to Board	YES	NO
Director since BBI was trading at $6.50 per share	NO	YES
Serves on at least 7 boards	NO	YES
CEO of company that acts as Blockbuster’s insurance broker	NO	YES

Which Candidate will provide more value to the Company?
We question whether Mr. Crystal is the right nominee for the Company and whether he has added value and will add value to the Company when compared to Mr. Meyer who has significantly greater share ownership, all paid for out of his own pocket, and more relevant industry experience.  We believe Mr. Meyer will bring much needed insight, accountability and a fresh and relevant perspective to the Board that is desperately needed at the present time.

Mr. Meyer will serve you, the stockholders and true owners of Blockbuster and will bring expertise and a fresh perspective to Blockbuster.

Mr. Meyer, if elected, will comprise a minority of the Board and will be wholly independent, with no vested interest in any single strategic direction, other than taking the steps necessary to enhance stockholder value and capitalize on the opportunities available to the Company.

BLOCKBUSTER STOCKHOLDERS HAVE AN ALTERNATIVE: MR. MEYER IS A HIGHLY
QUALIFIED & INDEPENDENT DIRECTOR CANDIDATE

Mr. Meyer is a candidate who is committed to taking the necessary steps to enhance stockholder value.  Mr. Meyer has the necessary experience and skill set to execute on this commitment, both operationally and strategically. Mr. Meyer is independent of management and the current Board and is committed to selecting and executing the right plans, operationally and strategically, for the optimization of value for all Blockbuster stockholders and the realization of a share price worthy of Blockbuster’s intrinsic value.

The following are highlights of the relevant operational and strategic experience of Mr. Meyer:

Direct Relevant Industry Expertise
Mr. Meyer spent the last eight years of his career in the highest growth segment of the video rental industry.  He founded, built, successfully operated, and sold one of the leading companies in the DVD rental kiosk space.  Mr. Meyer has developed a broad and deep understanding of all aspects of the home entertainment retail marketplace and is very familiar with brick-and-mortar, by-mail, kiosk-based, and online distribution strategies for home entertainment products.  Mr. Meyer will bring a fresh perspective and clearly complimentary business experience to the Board of Blockbuster if elected.

Mr. Meyer founded DVDXpress in 2001, a pioneer in the DVD rental kiosk industry and as CEO built that company to 1,000 locations in 30 US States and the UK.  Mr. Meyer sold DVDXpress to Coinstar Inc. in 2007 and served as Managing Director responsible for the DVDXpress division within Coinstar from 2007 to 2009 when it was merged with Redbox.  The combined DVD kiosk division within Coinstar now comprises over 23,000 kiosks accounting for over 18% of the US DVD rental market and responsible for the majority of Coinstar’s revenue and EBITDA.

Financial Expertise
Mr. Meyer’s prior experience includes the founding of an Internet-based trading platform for fixed-income securities, and acting as vice president in the Fixed Income Division of a bulge bracket Wall Street firm.  We believe this experience in the bond market is highly relevant to understanding the various debt restructuring options that Blockbuster is considering at the moment.  Mr. Meyer is particularly concerned that Blockbuster selects the optimal restructuring option, if one is indeed required, that results in the lowest possible dilution, if any, of shareholders.

Mr. Meyer serves on the Board of Advisors of Value Movies, a 501(c)3 organization that encourages children ages 8-17 to regularly view movies with positive messages and uplifting inspirational lessons that build character and foster a sense of ethics.

Mr. Meyer received a BA degree, summa cum laude, in Economics and French from Dartmouth College and an MBA with a concentration in finance/accounting from the Tuck School of Business at Dartmouth.  Mr. Meyer holds the Certified Financial Analyst designation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We are seeking your support at the Annual Meeting to elect Gregory S. Meyer, CFA to the Board. The Board is currently composed of seven (7) directors and seven (7) directors are up for election at the Annual Meeting to serve one-year terms expiring at the 2011 annual meeting of stockholders and until their successors have been selected and qualified. We are seeking your support at the Annual Meeting to elect Mr. Meyer instead of James W. Crystal. Your vote to elect Mr. Meyer will have the legal effect of replacing one (1) incumbent director of the Company with Mr. Meyer. If elected, Mr. Meyer will represent a minority of the members of the Board. We are not seeking control of the Board. Rather, we are seeking one (1) out of seven (7) seats on the Board to ensure that the interests of the stockholders, the true owners of the Company, are vigorously represented in the boardroom by truly independent representatives who understand the home entertainment retail and distribution business.

THE PROPONENT’S NOMINEE

We have nominated one (1) highly qualified nominee, who, if elected, will exercise his independent judgment in accordance with his fiduciary duties as a director in all matters that come before the Board. Mr. Meyer is independent of the Company in accordance with the SEC and New York Stock Exchange rules on board independence. If elected, and subject to his fiduciary duties as a director, Mr. Meyer would work constructively with the other members of the Board to take those steps deemed necessary or advisable to maximize value for all stockholders.

Set forth below is the name, age, citizenship, business address, present principal occupation and employment and material occupations, positions, offices or employments for the past fifteen years of Mr. Meyer. This information has been furnished by Mr. Meyer.

Gregory S. Meyer (Age 38):  Mr. Meyer is currently an independent consultant to investors in public and private companies in the home entertainment industry with a focus on identifying and analyzing new and emerging channels of content distribution.  Previously, Mr. Meyer founded DVDXpress in 2001, a pioneer in the DVD rental kiosk industry and as CEO built that company to 1,000 locations in 30 US States and the UK.  Mr. Meyer sold DVDXpress to Coinstar Inc. in 2007 and served as Managing Director responsible for the DVDXpress division within Coinstar from 2007 to 2009 when it was merged with Redbox.  The combined DVD kiosk division within Coinstar now comprises over 23,000 kiosks accounting for over 18% of the US DVD rental market and responsible for the majority of Coinstar’s revenue and EBITDA.

Mr. Meyer’s prior experience includes the founding of an Internet-based trading platform for fixed-income securities, and acting as vice president in the Fixed Income Division of a bulge bracket Wall Street firm.  We believe this experience in the bond market is highly relevant to understanding the various debt restructuring options that Blockbuster is considering at the moment.  Mr. Meyer is particularly concerned that Blockbuster elects the optimal restructuring option, if one is indeed required, that results in the lowest possible dilution, if any, of shareholders.

Mr. Meyer serves on the Board of Advisors of Value Movies, a 501(c)3 organization that encourages children ages 8-17 to regularly view movies with positive messages and uplifting inspirational lessons that build character and foster a sense of ethics.  Mr. Meyer received a BA degree, summa cum laude, in Economics and French from Dartmouth College and an MBA with a concentration in finance/accounting from the Tuck School of Business at Dartmouth.  Mr. Meyer holds the Certified Financial Analyst designation.

The principal business address of Mr. Meyer is 245 Eighth Avenue, Suite 108, New York, New York 10011.   Mr. Meyer is not currently a party to any legal proceedings that are adverse to the Company or its subsidiaries. Mr. Meyer is a U.S. Citizen.

Mr. Meyer, if elected, intends to act in accordance with his fiduciary duty and recuse himself from voting should any conflict of interest arise in the future.  Other than as stated herein, there are no arrangements or understandings between Mr. Meyer and any other person or persons pursuant to which the nomination of Mr. Meyer described herein is to be made, other than the consent by Mr. Meyer to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting. Mr. Meyer is not a party adverse to the Company or any of its subsidiaries and does not have a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

We do not expect that Mr. Meyer will be unable to stand for election, but, in the event that Mr. Meyer is unable to serve or, for good cause, will not serve, the Shares represented by the enclosed GOLD proxy card will be voted for a substitute nominee to the extent this is not prohibited under the Company's bylaws or applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Company's bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying Mr. Meyer. In any such case, Shares represented by the enclosed GOLD proxy card will be voted for such substitute nominee(s) to the extent this is not prohibited under the Company's bylaws or applicable law. We reserve the right to nominate additional persons if the Company increases the size of the Board above its existing size. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of the Proponent that any attempt to increase the size of the current Board or to classify the Board constitutes an improper manipulation of the Company's governance.

YOU ARE URGED TO VOTE FOR THE ELECTION OF MR. MEYER
ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL NO. 2

ANNUAL ADVISORY RESOLUTION OF STOCKHOLDERS TO RATIFY
NAMED EXECUTIVE OFFICER COMPENSATION

Please refer to the Company’s 2010 Preliminary Proxy Statement for a discussion of such proposal.  We intend to vote, and recommend that you vote,  [   ] this proposal.

PROPOSAL NO. 3

COMPANY PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS ITS INDEPENDENT REGISTERED ACCOUNTING FIRM

As discussed in further detail in the Company's proxy statement, in accordance with its charter, the Audit Committee of the Company's Board has selected PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for the Company for fiscal 2010. The Company’s Board is submitting the appointment of PricewaterhouseCoopers LLP for ratification at the annual stockholders meeting.

Please refer to the Company’s 2010 Preliminary Proxy Statement for a discussion of such proposal.  We intend to vote, and recommend that you vote,  FOR this proposal.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CURRENT CHARTER TO EFFECT THE
CONVERSION OF THE CLASS B COMMON STOCK AND A REVERSE STOCK SPLIT

Please refer to the Company’s 2010 Preliminary Proxy Statement for a discussion of such proposal.  We intend to vote, and recommend that you vote,  [   ] this proposal.

VOTING AND PROXY PROCEDURES

Blockbuster has two classes of  common stock outstanding:  (1) Class A commons stock, which is entitled to one vote per share; and (2) Class B common stock, which is entitled to two votes per share.  The holders of Class A common stock and Class B common stock will vote together as a single class on the matters to be considered at the annual meeting, and their votes will be counted and totaled together.  The record date for determining the Class A common stockholders and Class B common stockholders entitled to notice of and to vote at the meeting and any adjournment thereof was the close of business on April 2, 2010, at which time the Company had issued and  outstanding  142,451,398 shares of Class A common stock and 72,000,000 shares of Class B common stock.

Stockholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date.

Shares represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, (i) will be voted FOR the election of Mr. Meyer to the Board and FOR the election of the candidates who have been nominated by the Company other than James W. Crystal, (ii) will be voted [  ] approval of the following advisory (non-binding) resolution: RESOLVED, that the stockholders hereby ratify the compensation of the named executive officers set forth in the Summary Compensation Table and the accompanying narrative disclosure in this proxy statement of material factors provided to understand the Summary Compensation Table (but excluding the Compensation Discussion & Analysis) (iii) will be voted FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as independent registered public accounting firm for the Company for fiscal 2010, (iv) will be voted [  ] the proposal to combine Class A common stock and Class B common stock into a single class and to obtain approval to execute a reverse stock split, and (v) will be voted in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

This Proxy Statement is soliciting proxies to elect not only Mr. Meyer, but also the candidates who have been nominated by the Company other than James W. Crystal. This gives stockholders who wish to vote for Mr. Meyer and such other persons the ability to do so. Under applicable proxy rules, we are required either to solicit proxies only for Mr. Meyer, which could result in limiting the ability of stockholders to fully exercise their voting rights with respect to the Company's nominees, or to solicit for Mr. Meyer and for fewer than all of the Company's nominees, which enables a stockholder who desires to vote for Mr. Meyer to also vote for those of the Company's nominees for whom we are soliciting proxies. The names, backgrounds and qualifications of the Company's nominees, and other information about them, can be found in the Company's proxy statement. There is no assurance that any of the Company's nominees will serve as directors if Mr. Meyer is elected.

QUORUM

In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies. The presence in person or by proxy of the holders of a majority of the outstanding Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum. Shares present which are properly withheld as to voting, and Shares present with respect to which a broker indicates that it does not have authority to vote ("broker non-votes"), will not be counted for any purpose other than determining the presence of a quorum at the Annual Meeting.

VOTES REQUIRED FOR APPROVAL

Vote required for the election of directors.    According to the Company's proxy statement, the election of directors, because it is a contested election, will be determined by the plurality of the votes cast by the holders of Shares represented (in person or by proxy) and entitled to vote at the Annual Meeting provided a quorum is present. Consequently, the seven nominees who receive the greatest number of votes cast will be elected as directors of the Company. Abstentions will not count either in favor of, or against, election of a nominee.

Vote required for the ratification of the appointment of PricewaterhouseCoopers LLP.    According to the Company's proxy statement, the vote required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm is the affirmative vote of the holders of a majority of the Shares represented and entitled to vote at the Annual Meeting. Abstentions from voting will have the same legal effect as voting against ratification of the appointment of PricewaterhouseCoopers LLP.

Vote required for approval of the Proposal to combine Class A common stock and Class B common stock into a single class and to obtain approval to execute a reverse stock split    According to the Company's proxy statement, the vote required to approve the Proposal to combine Class A common stock and Class B common stock into a single class and to obtain approval to execute a reverse stock split is the affirmative vote of the holders of a majority of the Shares represented and entitled to vote at the Annual Meeting. Abstentions from voting will have the same legal effect as voting against the proposal to combine Class A common stock and Class B common stock into a single class and to obtain approval to execute a reverse stock split

We believe that there are no dissenter's rights of appraisal on the matters to be voted on in this Proxy Statement.

DISCRETIONARY VOTING

If you hold your Shares in street name (that is, if you hold your Shares through a broker, bank or other holder of record), you may be able to vote by telephone or via the Internet. Please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Gregory S. Meyer, c/o D.F. King & Co., Inc. 48 Wall Street, 22nd Floor, New York, NY 10005 or to the Secretary of the Company at 1201 Elm Street, Dallas, Texas 75270, or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photo copies of all revocations be mailed to Gregory S. Meyer, c/o D.F. King & Co., Inc. 48 Wall Street, 22nd Floor, New York, NY 10005 so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date and the number of outstanding Shares represented thereby. Additionally, D.F. King & Co., Inc may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of Mr. Meyer.

IF YOU WISH TO VOTE FOR THE ELECTION OF MR. MEYER TO THE BOARD PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Gregory S. Meyer, CFA. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, electronically, in person, by advertisements or by other means.

The Proponent has [  ] entered into an agreement with D.F. King & Co., Inc. ("DF King") for solicitation and advisory services in connection with this solicitation for a fee of up to $[   ] plus other out-of-pocket expenses. It is anticipated that approximately twenty-five employees of DF King will be engaged in soliciting stockholders of the Company.

The entire expense of soliciting proxies is being borne by Gregory S. Meyer, CFA. Costs of this solicitation of proxies are currently estimated to be approximately $   [  ]. We estimate that through the date hereof, the expenses in connection with this solicitation are approximately $  [  ]. The Proponent intends to seek reimbursement from the Company of all expenses it incurs in connection with the solicitation of proxies for the election of Mr. Meyer to the Board at the Annual Meeting. The Proponent does not intend to submit the question of such reimbursement to a vote of security holders of the Company, if the Board should not approve any reimbursement of expenses.

ADDITIONAL PARTICIPANT INFORMATION

The principle occupation of Gregory S. Meyer, CFA is consulting and investing in securities.  The principle business address of Gregory S. Meyer, CFA is 245 Eighth Avenue, Suite 108, New York, NY 10011.

As of the date hereof, Gregory S. Meyer, CFA is the beneficial owner of 620,000 shares of Blockbuster Class A Common Stock and 25,000 shares of Blockbuster Class B Common Stock.

For information regarding purchases and sales of securities by Gregory S. Meyer, CFA, see Schedule I of this Proxy Statement.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which Mr. Meyer is proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.

OTHER MATTERS AND ADDITIONAL INFORMATION

Other than as discussed above, the Proponent is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which the Proponent is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion, including without limitation nominating additional persons for directorships, or making any proposals as may be appropriate to address any action of the Board not publicly disclosed prior to the date of this proxy statement.

STOCKHOLDER PROPOSALS

Any proper proposal which a stockholder wishes to have included in the Board's proxy statement and form of proxy for the 2011 annual meeting of the Company must be received by the Company by December [ 15 ], 2010. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2011 annual meeting of the Company. In addition to the SEC rules concerning stockholder proposals, the Company's Bylaws establish advance notice procedures with regard to certain matters, including stockholder nominations for directors, to be brought before a meeting of stockholders at which directors are to be elected. In the case of an annual meeting, notice must be received by the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. In the case of a special meeting of stockholders at which directors are to be elected, notice of a stockholder nomination must be received by the Secretary of the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. A nomination will not be considered if it does not comply with these notice procedures and any additional requirements set forth in the Company's bylaws. Please note that these bylaw requirements are separate from the SEC's requirements to have a stockholder nomination or other proposal included in the Company's proxy statement. Any stockholder who wishes to submit a proposal to be acted upon at the 2011 annual meeting of the Company or who wishes to nominate a candidate for election as director should obtain a copy of these bylaw provisions and may do so by written request addressed to the Secretary of Blockbuster Inc. at 1201 Elm Street, Dallas, Texas 75270.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2011 annual meeting of the Company is based on information contained in the Company's proxy statement. The incorporation of this information in this Proxy Statement should not be construed as an admission by the Proponent that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

THE PROPONENT HAS OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURES REQUIRED BY APPLICABLE LAW THAT ARE INCLUDED IN BLOCKBUSTER’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON BLOCKBUSTER’S CURRENT DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION. THE PROPONENT WAS NOT INVOLVED IN THE PREPARATION OF BLOCKBUSTER’S PROXY STATEMENT. SEE SCHEDULE II FOR INFORMATION REGARDING WERE TO LEARN ABOUT PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF BLOCKBUSTER.

The information concerning Blockbuster contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

GREGORY S. MEYER, CFA

April [17], 2009

SCHEDULE I

TRANSACTIONS IN SECURITIES OF BLOCKBUSTER INC.
DURING THE PAST TWO YEARS

Except as otherwise specified, all purchases and sales were made in the open market.

GREGORY S. MEYER, CFA

Class A Common Stock

Shares of Common Stock Purchased/(Sold)	Date of Purchase/Sale
20000	4/15/2008
10000	4/22/2008
15000	5/15/2008
(15000)	5/21/2008
15000	6/9/2008
1000	6/25/2008
19000	6/26/2008
1000	6/30/2008
4000	7/15/2008
30000	8/13/2008
14000	8/14/2008
1000	9/11/2008
(26000)	10/10/2008
11000	01/14/2009
(11000)	03/02/2009
25000	03/05/2009
15000	03/10/2009
7000	03/20/2009
3000	03/23/2009
5000	03/24/2009
6000	05/12/2009
5000	05/13/2009
5000	05/15/2009
5000	05/22/2009
4000	05/29/2009
10000	06/01/2009
15000	06/02/2009
6000	06/03/2009
30000	08/18/2009
(30000)	08/25/2009
(40000)	09/02/2009
(40000)	09/04/2009
(19300)	09/08/2009
80000	09/09/2009
(5000)	09/11/2009
(5000)	09/14/2009
(5000)	09/15/2009
28000	09/29/2009
5000	10/16/2009

II-1

Shares of Common Stock Purchased/(Sold)	Date of Purchase/Sale
20000	4/15/2008
10000	4/22/2008
15000	5/15/2008
(15000)	5/21/2008
15000	6/9/2008
1000	6/25/2008
19000	6/26/2008
1000	6/30/2008
4000	7/15/2008
30000	8/13/2008
14000	8/14/2008
1000	9/11/2008
(26000)	10/10/2008
11000	01/14/2009
(11000)	03/02/2009
25000	03/05/2009
15000	03/10/2009
7000	03/20/2009
3000	03/23/2009
5000	03/24/2009
6000	05/12/2009
5000	05/13/2009
5000	05/15/2009
5000	05/22/2009
4000	05/29/2009
10000	06/01/2009
15000	06/02/2009
6000	06/03/2009
30000	08/18/2009
(30000)	08/25/2009
(40000)	09/02/2009
(40000)	09/04/2009
(19300)	09/08/2009
80000	09/09/2009
(5000)	09/11/2009
(5000)	09/14/2009
(5000)	09/15/2009
28000	09/29/2009
5000	10/16/2009

Class B Common Stock

Shares of Common Stock Purchased/(Sold)	Date of Purchase/Sale
5000	10/16/2009
20000	10/22/2009

SCHEDULE II – SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

A table displaying security ownership of certain beneficial owners and management can be found in Blockbuster’s preliminary proxy statement filed with the Securities and Exchange Commission on April 6, 2010.

II-2

IMPORTANT

Tell your Board what you think! Your vote is important. No matter how many Shares you own, please send in  your proxy FOR the election of Mr. Meyer by taking three steps:

-	SIGNING the enclosed GOLD proxy card,

-	DATING the enclosed GOLD proxy card, and

-	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the GOLD proxy card representing your Shares. We urge you to confirm in writing your instructions to Gregory S. Meyer, , c/o D.F. King & Co., Inc. 48 Wall Street, 22nd Floor, New York, NY 10005, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Gregory S. Meyer c/o D.F. King & Co., Inc. 48 Wall Street, 22nd Floor, New York, NY 10005.

This Proxy Statement and the GOLD proxy card are available at www.proxyvote.com.

If you have any questions or require any assistance in executing or delivering your GOLD proxy or voting by telephone or via the Internet, please call our proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor, New York, NY 10005
Toll-Free: (800) 848-3416
Banks and Brokerage Firms Call Collect: (212) 269-5550

BLOCKBUSTER INC.

Annual Meeting of Shareholders To Be Held on May 26, 2010

This Proxy is Solicited on Behalf of Gregory S. Meyer, CFA

The Board of Directors of Blockbuster Inc. is Not Soliciting this Proxy

Each person signing this card on the reverse side hereby appoints, as proxy, Gregory S. Meyer, CFA with full power of substitution, to vote all shares of common stock of Blockbuster Inc. which such person is entitled to vote at the Annual Meeting of Shareholders of Blockbuster Inc. to be held at 1201 Elm Street, 42nd Floor, Dallas, Texas 75270 at 10:00 a.m. Central Standard Time on May 26, 2010, and at any adjournments, postponements or continuations thereof.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of Blockbuster Inc. held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Gregory S. Meyer, CFA a reasonable time before this solicitation.

This proxy card will be voted as directed. If no instructions are specified, the shares represented by this proxy shall be voted FOR the election of all directors listed in Item 1, [  ] approval of the following advisory (non-binding) resolution:RESOLVED, that the stockholders hereby ratify the compensation of the named executive officers set forth in the Summary Compensation Table and the accompanying narrative disclosure in this proxy statement of material factors provided to understand the Summary Compensation Table (but excluding the Compensation Discussion & Analysis) listed in Item 2, FOR the ratification of the appointment of the independent registered public accounting firm in Item 3, and [  ] approval of the Proposal to combine Class A common stock and Class B common stock into a single class and to obtain approval to execute a reverse stock split in Item 4.

This proxy is continued on the reverse side.
Please sign on the reverse side and return promptly.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 26, 2010.  This Proxy Statement and the GOLD proxy card are available at www.proxyvote.com.

 ANNUAL MEETING OF SHAREHOLDERS OF
BLOCKBUSTER INC.
May 26, 2010

PLEASE DATE, SIGN AND MAIL
YOUR PROXY CARD IN THE
ENVELOPE PROVIDED AS SOON AS POSSIBLE.

THIS PROXY IS SOLICITED ON BEHALF OF GREGORY S. MEYER, CFA

THE BOARD OF DIRECTORS OF BLOCKBUSTER INC.
IS NOT SOLICITING THIS PROXY

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors: Election of the nominees named below as directors for one-year terms expiring in 2011.

NOMINEES:
	FOR ALL NOMINEES	☐	Gregory S. Meyer, CFA
☐		☐	Edward Bleier
		☐	James W. Crystal
	WITHHOLD AUTHORITY	☐	Joseph “Jay” Fitzsimmons
☐	FOR ALL NOMINEES	☐	Jules Haimovitz
		☐	James W. Keyes
		☐	Strauss Zelnick
	FOR ALL EXCEPT					]
☐	(See Instructions below)

			FOR	AGAINST	ABSTAIN

			☐	☐	☐
2.     Approval of the following advisory (non-binding) resolution:
RESOLVED, that the stockholders hereby ratify the compensation of the named executive officers set forth in the Summary Compensation Table and the accompanying narrative disclosure in this proxy statement of material factors provided to understand the Summary Compensation Table (but excluding the Compensation Discussion & Analysis).

3.    3.    Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of Conseco for the fiscal year 2010.
			☐	☐	☐

4. Approval of the proposal to combine Class A common stock and Class B common stock into a single class and to obtain approval to execute a reverse stock split.			☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Proxy Statement of Gregory S. Meyer, CFA dated April [ ] , 2010.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

INSTRUCTION	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.